EXHIBIT j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated February 17, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of Phoenix CA Intermediate Tax-Free Bond Fund, Phoenix Intermediate Bond Fund, Phoenix Overseas Fund, Phoenix Rising Dividends Fund and Phoenix Small-Mid Cap Fund (constituting Phoenix-Kayne Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.





/s/ PricewaterhouseCoopers

Boston, Massachusetts
April 26, 2006